Exhibit 10.1

LOAN AGREEMENT

$25,000	Dated: March 30, 2021

FOR VALUE RECEIVED, NovAccess Global,(“NOVACESS”) hereby promises to pay to Innovest Global Inc. (the “Holder”), or its assigns, the principal amount of Twenty Five Thousand dollars ($25,000) with waived interest accrued on the unpaid principal balance, all of such principal.

Payments of principal and interest hereon shall be made in lawful money of the United States of America at the latest address of record or at such other address as the initial Holder or any subsequent Holder of this Loan may designate in writing, without requiring any presentation or surrender of this Loan, except, if this Loan is paid or prepaid in full, it shall be promptly surrendered to Innovest Global for cancellation.

OTHER TERMS AND PROVISIONS:

1 .          EXPENSES. NOVACCESS GLOBAL agrees to pay all reasonable out-of-pocket expenses incurred by the Holder of this Loan, including the reasonable fees, charges and disbursement of legal counsel for such Holder, in connection with any amendment, waiver, supplement or modification to, or enforcement or protection of such Holder's rights under this Loan.

2.          NO WAIVER; RIGHTS AND REMEDIES CUMULATIVE. No failure or delay on the part of the Holder in exercising any right, power or privilege hereunder and no course of dealing between NOVACCESS GLOBAL and the Holder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or hereunder or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Holder of this Loan would otherwise have. No notice to or demand on NOVACCESS GLOBAL in any case shall entitle NOVACCESS GLOBAL to any other, or further, notice or demand in similar or other circumstances or constitute a waiver of the rights of the Holder to any other or further action in any circumstances without notice or demand.

3.          GOVERNING LAW. This Note shall be construed in accordance with and governed by the laws of the State of Ohio (without regard to principles of conflicts of law).

4.          WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, CONTACT SOURCE SOLUTIONS HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN AN Y ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

IN WITNESS WHEREOF, the undersigned has executed this Loan effective on the 30th day of March 2021.

INNOVEST GLOBAL, INC.	NOVACCESS GLOBAL, INC.

Issued By: /s/ Dan Martin	Issued By: /s/ Dwain Irvin
Dan Martin, Chairman	Dwain Irvin ,CEO